UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2010

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 W. Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Employment Agreement (the “Employment Agreement”) dated March 13, 2008 between ARI Network Services, Inc. (the “Company”) and Brian E. Dearing, Chairman of the Board, Chief Corporate Development and Strategy Officer and Interim Chief Financial Officer of the Company, on January 29, 2010, the Company provided Mr. Dearing with a written notice of its intention not to renew the Employment Agreement beyond its initial expiration date of March 13, 2011.  Under the Employment Agreement, the notice is deemed to have been given on February 1, 2010, the date on which it was received by Mr. Dearing.

The Company and Mr. Dearing intend to enter into a consulting arrangement whereby the Company will have access to Mr. Dearing’s services on an as-needed basis following the expiration of the Employment Agreement.  The specific terms of the consulting arrangement have not yet been finalized.

The description of the Employment Agreement contained in the Company’s Quarterly Report on Form 10-QSB for the quarter ended January 31, 2008 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 5, 2010

ARI NETWORK SERVICES, INC.

By:

/s/ Roy W. Olivier

Roy W. Olivier

President and Chief Executive Officer

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